Exhibit 99.1

500 Laurel Street, Ste. 101 Baton Rouge, LA 70801 Phone: 225.248.7600 Toll Free: 877.614.7600

FOR IMMEDIATE RELEASE July 24, 2019	Misty Albrecht Business First Bank 225.286.7879 Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q2 2019

Baton Rouge, LA (July 24, 2019) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of Business First Bank, Baton Rouge, Louisiana, today announced its unaudited results for the quarter ended June 30, 2019, including record quarterly net income of $6.8 million, or $0.50 per diluted share, increases of $3.2 million and $0.17, respectively, from the quarter ended June 30, 2018. Core net income, which excludes noncore income and expenses, was $6.6 million, or $0.48 per diluted share, which reflects increases of $2.5 million and $0.11, respectively, from the quarter ended June 30, 2018.

“Our strong second quarter results continue to benefit from the synergies gained through our recent strategic acquisitions and return on internal investments,” said Jude Melville, President and CEO. “The team’s ability to generate robust loan growth with solid credit quality at attractive yields has been instrumental to our success in the first half of 2019.”

On July 23, 2019, Business First’s board of directors declared a quarterly dividend based upon financial performance for the quarter in the amount of $0.10 per share to the common shareholders of record as of August 15, 2019, same as the prior quarter. The dividend will be paid on August 31, 2019, or as soon thereafter as practicable.

Quarterly Highlights

●

Higher Shareholder Returns. Diluted earnings per share were $0.50, annualized return on average assets was 1.30%, and annualized return on average equity was 10.13%, compared to $0.41, 1.09% and 8.62%, respectively, from the quarter ended March 31, 2019. Core earnings per diluted share were $0.48, compared to $0.41 for the quarter ended March 31, 2019. As adjusted, annualized core return on average assets was 1.26% and annualized core return on average equity was 9.77%, compared to 1.08% and 8.57%, respectively, from the quarter ended March 31, 2019.

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●

Continued, Robust Loan Growth. Total loans held for investment at June 30, 2019 were $1.6 billion, an increase of $56.4 million compared to March 31, 2019. Annualized loan growth for the quarter ended June 30, 2019, was 14.2%, compared to 15.1% loan growth for the quarter ended March 31, 2019, and 14.9% year to date.

●

Increased Net Interest Margin. Net interest margin and net interest spread were 4.19% and 3.75%, respectively, for the quarter ended June 30, 2019, compared to 4.01% and 3.61% for the quarter ended March 31, 2019. Excluding loan discount accretion, net interest margin and spread were 4.02% and 3.58%, respectively, for the quarter ended June 30, 2019, compared to 3.92% and 3.52% for the quarter ended March 31, 2019.

●

Improved Credit Quality. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets decreased from 0.84% and 0.71%, respectively, at March 31, 2019, to 0.61% and 0.58% at June 30, 2019. A portion of the improvement was attributable to the charge-off of a single, previously identified, impaired loan, but the majority was related to overall portfolio performance.

●

Banking Center Sale. Business First successfully sold a banking center located in Mangham, LA resulting in a gain on sale of $593,000 (including net reductions to goodwill and core deposit intangible of $1.3 million).

Financial Condition

June 30, 2019, Compared to March 31, 2019

Balance Sheet

As of June 30, 2019, Business First had total assets of $2.2 billion, total loans of $1.6 billion, total deposits of $1.7 billion and total shareholders’ equity of $277.5 million, compared to $2.1 billion, $1.6 billion, $1.7 billion and $269.1 million, respectively, as of March 31, 2019.

Book value per common share was $20.77 at June 30, 2019, compared to $20.14 at March 31, 2019. Tangible book value per common share was $16.60 at June 30, 2019, compared to $15.86 at March 31, 2019.

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Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.84% as of March 31, 2019, to 0.61% as of June 30, 2019. Nonperforming assets as a percentage of total assets decreased from 0.71% as of March 31, 2019, to 0.58% as of June 30, 2019. The decreases were partially attributable to the charge-off of the remaining balance ($1.5 million, of which $800,000 was previously reserved) of a single, previously identified, impaired loan; however, irrespective of the charge-off, both metrics improved from the prior quarter.

June 30, 2019, Compared to June 30, 2018

Balance Sheet

As of June 30, 2019, Business First had total assets of $2.2 billion, total loans of $1.6 billion, total deposits of $1.7 billion and total shareholders’ equity of $277.5 million, compared to $1.6 billion, $1.2 billion, $1.3 billion and $210.6 million, respectively, as of June 30, 2018.

Book value per common share was $20.77 at June 30, 2019, compared to $18.26 at June 30, 2018. Tangible book value per common share was $16.60 at June 30, 2019, compared to $15.07 at June 30, 2018.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 1.14% as of June 30, 2018, to 0.61% as of June 30, 2019. Nonperforming assets as a percentage of total assets decreased from 0.93% as of June 30, 2018, to 0.58% as of June 30, 2019. The decreases were mainly attributed to improved credit quality in relation to the size of the loan portfolio and total assets of Business First.

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Results of Operations

Second Quarter 2019 Compared to First Quarter 2019

Net Income and Diluted Earnings Per Share

For the quarter ended June 30, 2019, net income was $6.8 million, or $0.50 per diluted share, compared to net income of $5.7 million, or $0.41 per diluted share, for the quarter ended March 31, 2019.

Core net income, which excludes noncore income and expenses, for the quarter ended June 30, 2019, was $6.6 million, or $0.48 per diluted share, compared to core net income of $5.6 million, or $0.41 per diluted share, for the quarter ended March 31, 2019. Notable noncore events impacting earnings included the incurrence of $436,000 in noninterest expenses related to acquisition-related activities and a $593,000 gain associated with the sale of a banking center for the quarter ended June 30, 2019.

Return on Assets and Equity

Return on average assets and equity, each on an annualized basis, increased to 1.30% and 10.13%, respectively, for the quarter ended June 30, 2019, compared to 1.09% and 8.62%, respectively, for the quarter ended March 31, 2019. The increases were largely attributed to growth in net interest income and noninterest income, mainly $1.3 million in Small Business Investment Company (SBIC) investment income (of which a large portion was attributable to dividends from a dividend recapitalization) and $593,000 from the sale of a banking center.

As adjusted, core return on average assets and core return on average equity, each on an annualized basis, were 1.26% and 9.77%, respectively, for the quarter ended June 30, 2019, compared to 1.08% and 8.57%, respectively, for the quarter ended March 31, 2019.

Interest Income

For the quarter ended June 30, 2019, net interest income totaled $20.2 million and net interest margin and net interest spread were 4.19% and 3.75%, respectively, compared to $19.1 million, 4.01% and 3.61% for the quarter ended March 31, 2019. The increase in net interest margin was largely attributable to an increase in loan discount accretion, an additional calendar day in the quarter, and higher yielding loans.

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Net interest margin and net interest spread (excluding loan discount accretion of $826,000) were 4.02% and 3.58%, respectively, for the quarter ended June 30, 2019, compared to 3.92% and 3.52% (excluding loan discount accretion of $432,000) for the quarter ended March 31, 2019. Cash paydowns associated with an acquired impaired loan relationship accounted for $486,000 of the loan discount accretion for the quarter ended June 30, 2019. Additionally, the increase in net interest margin (excluding loan discount accretion) was partially attributable to an additional calendar day in the quarter but largely attributable to higher yielding loans.

The average annualized yield on the loan portfolio was 5.96% for the quarter ended June 30, 2019, compared to 5.79% for the quarter ended March 31, 2019. The average annualized yield on total interest-earning assets was 5.37% for the quarter ended June 30, 2019, compared to 5.16% for the quarter ended March 31, 2019.

Interest Expense

For the quarter ended June 30, 2019, overall cost of funds (which includes noninterest-bearing deposits) increased by five basis points compared to the quarter ended March 31, 2019.

Provision for Loan Losses

During the quarter ended June 30, 2019, Business First recorded a provision for loan losses of $1.3 million, compared to $633,000 for the quarter ended March 31, 2019. The reserve for the quarter ended June 30, 2019, was negatively impacted by the charge-off of the remaining balance of a single, previously identified, impaired loan.

Second Quarter 2019 Compared to Second Quarter 2018

Net Income and Diluted Earnings Per Share

For the quarter ended June 30, 2019, net income was $6.8 million, or $0.50 per diluted share, compared to net income of $3.6 million, or $0.33 per diluted share, for the quarter ended June 30, 2018. The increase in net income and diluted earnings per share was attributed to the overall growth and efficiency of Business First over the past 12 months, as well as the sale of a banking center and increased noninterest income associated with equity investments in SBICs.

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Core net income, which excludes noncore income and expenses, for the quarter ended June 30, 2019, was $6.6 million, or $0.48 per diluted share, compared to core net income of $4.1 million, or $0.37 per diluted share, for the quarter ended June 30, 2018. Notable noncore events impacting earnings included the incurrence of $436,000 in noninterest expenses related to acquisition-related activities and a $593,000 gain associated with the sale of a banking center for the quarter ended June 30, 2019, and noninterest expenses of $415,000 related to acquisition-related activities and $118,000 associated with share awards granted to all nonexecutives in connection with Business First Bancshares, Inc.’s listing on NASDAQ for the quarter ended June 30, 2018.

Return on Assets and Equity

Return on average assets and return on average equity, each on an annualized basis, increased to 1.30% and 10.13%, respectively, for the quarter ended June 30, 2019, from 0.90% and 7.75%, respectively, for the quarter ended June 30, 2018.

As adjusted, core return on average assets and core return on average equity, each on an annualized basis, were 1.26% and 9.77%, respectively, for the quarter ended June 30, 2019, compared to 1.00% and 8.69%, respectively, for the quarter ended June 30, 2018.

Interest Income

For the quarter ended June 30, 2019, net interest income totaled $20.2 million and net interest margin and net interest spread were 4.19% and 3.75%, respectively, compared to $15.0 million, 3.98% and 3.70% for the quarter ended June 30, 2018.

Net interest margin and net interest spread (excluding loan discount accretion of $826,000) were 4.02% and 3.58%, respectively, for the quarter ended June 30, 2019, compared to 3.89% and 3.61% (excluding loan discount accretion of $342,000) for the quarter ended June 30, 2018.

The average yield on the loan portfolio was 5.96% for the quarter ended June 30, 2019, compared to 5.46% for the quarter ended June 30, 2018. The average yield on total interest-earning assets was 5.37% for the quarter ended June 30, 2019, compared to 4.81% for the quarter ended June 30, 2018.

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Interest Expense

For the quarter ended June 30, 2019, overall cost of funds (which includes noninterest-bearing deposits) increased by 39 basis points compared to the quarter ended June 30, 2018. The increase was largely attributed to an overall increase in interest rates over the past 12 months and the issuance of $25 million of subordinated debt in December 2018.

Provision for Loan Losses

During the quarter ended June 30, 2019, Business First recorded a provision for loan losses of $1.3 million, compared to $474,000 for the quarter ended June 30, 2018. As previously mentioned, the reserve for the quarter ended June 30, 2019, was negatively impacted by the charge-off of the remaining balance of a single, previously identified, impaired loan.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., through its banking subsidiary Business First Bank, operates in 25 banking centers in markets across Louisiana and in Dallas, Texas. Business First Bank provides commercial and personal banking, treasury management and wealth solutions services to small to midsize businesses and their owners and employees. Visit www.b1BANK.com for more information. Business First’s common stock is traded on the NASDAQ Global Select Market under the symbol “BFST.”

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. These measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, impaired loan sales and acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

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Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information on Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission, or SEC, free of charge by using the SEC’s EDGAR service on the SEC’s website at www.sec.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of the Company. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018

Balance Sheet Ratios

Loans (HFI) to Deposits	96.46%	90.93%	88.15%	95.86%	92.82%
Shareholders' Equity to Assets Ratio	12.88%	12.81%	12.41%	12.69%	12.77%
Tangible Common Equity to Tangible Assets (Non-GAAP)	10.57%	10.37%	9.95%	10.75%	10.78%

Loans Receivable Held for Investment

Commercial	$411,256	$389,855	$363,640	$317,889	$298,967
Real Estate:
Construction and Land	227,102	211,888	211,054	196,404	204,099
Farmland	47,245	44,066	45,989	26,882	15,173
1-4 Family Residential	278,610	275,610	270,583	234,690	224,986
Multi-family Residential	38,698	39,548	39,273	22,109	22,511
Nonfarm Nonresidential	561,149	550,103	518,660	432,306	399,166
Total Real Estate	1,152,804	1,121,215	1,085,559	912,391	865,935
Consumer	78,513	75,112	79,270	67,679	69,129
Total Loans	$1,642,573	$1,586,182	$1,528,469	$1,297,959	$1,234,031

Allowance for Loan Losses

Balance, Beginning of Period	$11,818	$11,220	$10,273	$9,756	$9,647
Charge-offs – Quarterly	(1,565)	(57)	(19)	(33)	(397)
Recoveries – Quarterly	48	22	27	47	32
Provision for Loan Losses – Quarterly	1,302	633	939	503	474
Balance, End of Period	$11,603	$11,818	$11,220	$10,273	$9,756

Allowance for Loan Losses to Total Loans (HFI)	0.71%	0.75%	0.73%	0.79%	0.79%
Net Charge-offs (Recoveries) to Average Total Loans	0.09%	0.00%	0.00%	0.00%	0.03%

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans	$9,363	$13,183	$11,691	$11,341	$13,884
Loans Past Due 90 Days or More	727	77	1,876	256	130
Total Nonperforming Loans	10,090	13,260	13,567	11,597	14,014
Other Nonperforming Assets:
Other Real Estate Owned	2,324	1,683	1,909	1,824	1,273
Other Nonperforming Assets	6	11	11	11	36
Total Other Nonperforming Assets	2,330	1,694	1,920	1,835	1,309
Total Nonperforming Assets	$12,420	$14,954	$15,487	$13,432	$15,323

Nonperforming Loans to Total Loans (HFI)	0.61%	0.84%	0.89%	0.89%	1.14%
Nonperforming Assets to Total Assets	0.58%	0.71%	0.74%	0.80%	0.93%

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Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018

Per Share Data

Basic Earnings per Common Share	$0.51	$0.43	$0.28	$0.34	$0.34	$0.94	$0.65
Diluted Earnings per Common Share	0.50	0.41	0.28	0.33	0.33	0.91	0.62
Dividends per Common Share	0.10	0.08	0.08	0.08	0.08	0.18	0.14
Book Value per Common Share	20.77	20.14	19.68	18.46	18.26	20.77	18.26
Tangible Book Value per Common Share (Non-GAAP)	16.60	15.86	15.34	15.30	15.07	16.60	15.07

Average Common Shares Outstanding	13,361,482	13,287,560	12,099,659	11,533,374	10,607,369	13,324,725	10,421,185
Average Diluted Shares Outstanding	13,740,937	13,653,125	12,521,017	11,993,734	11,064,638	13,704,180	10,878,454
End of Period Common Shares Outstanding	13,361,482	13,361,482	13,213,280	11,533,721	11,533,171	13,361,482	11,533,171

Annualized Performance Ratios

Return on Average Assets	1.30%	1.09%	0.75%	0.94%	0.90%	1.20%	0.83%
Return on Average Equity	10.13%	8.62%	6.03%	7.37%	7.75%	9.38%	7.35%
Net Interest Margin	4.19%	4.01%	4.07%	4.05%	3.98%	4.11%	3.97%
Net Interest Spread	3.75%	3.61%	3.70%	3.70%	3.70%	3.69%	3.72%
Efficiency Ratio (1)	59.85%	64.35%	73.51%	69.08%	70.81%	61.96%	72.16%

Other Operating Expenses

Salaries and Employee Benefits	$8,756	$8,552	$7,444	$7,190	$6,524	$17,308	$13,228
Occupancy and Bank Premises	1,079	1,103	877	914	861	2,182	1,718
Depreciation and Amortization	633	628	484	417	407	1,261	829
Data Processing	576	616	397	395	355	1,192	765
FDIC Assessment Fees	248	150	276	221	331	398	724
Legal and Other Professional Fees	353	318	456	328	509	671	911
Advertising and Promotions	279	327	422	290	298	606	527
Utilities and Communications	323	298	238	294	269	621	541
Ad Valorem Shares Tax	345	345	170	321	322	690	644
Directors' Fees	125	205	92	93	92	330	251
Other Real Estate Owned Expenses and Write-Downs	72	27	-	-	7	99	9
Merger and Conversion-Related Expenses	235	(254)	1,959	138	415	(19)	927
Other	1,553	1,475	1,594	1,269	1,635	3,028	2,895
Total Other Expenses	$14,577	$13,790	$14,409	$11,870	$12,025	$28,367	$23,969

(1) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

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Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018

Assets

Cash and Due From Banks	$64,043	$52,606	$96,072	$45,941	$45,861
Federal Funds Sold	20,809	30,093	41,836	5,934	32,522
Securities Available for Sale, at Fair Values	294,981	304,122	309,516	243,585	252,139
Mortgage Loans Held for Sale	443	753	58	280	-
Loans and Lease Receivable	1,642,573	1,586,182	1,528,469	1,297,959	1,234,031
Allowance for Loan Losses	(11,603)	(11,818)	(11,220)	(10,273)	(9,756)
Net Loans and Lease Receivable	1,630,970	1,574,364	1,517,249	1,287,686	1,224,275
Premises and Equipment, Net	27,577	27,014	15,114	10,022	10,537
Accrued Interest Receivable	7,957	7,054	8,223	5,188	5,268
Other Equity Securities	11,717	8,508	9,282	10,339	10,064
Other Real Estate Owned	2,324	1,683	1,909	1,824	1,273
Cash Value of Life Insurance	32,223	32,050	31,882	24,442	24,275
Deferred Taxes, Net	2,527	3,077	3,848	4,359	3,888
Goodwill	48,503	49,534	49,488	32,427	32,552
Core Deposit Intangible	7,139	7,655	7,885	4,103	4,234
Other Assets	2,395	2,887	2,534	2,065	2,319

Total Assets	$2,153,608	$2,101,400	$2,094,896	$1,678,195	$1,649,207

Liabilities

Deposits:
Noninterest-Bearing	$394,848	$396,775	$382,354	$311,170	$305,314
Interest-Bearing	1,308,054	1,347,608	1,351,580	1,042,901	1,024,179
Total Deposits	1,702,902	1,744,383	1,733,934	1,354,071	1,329,493

Securities Sold Under Agreements to Repurchase	16,096	11,070	12,229	14,310	13,604
Short-Term Borrowings	-	-	-	862	862
Long-Term Borrowings	-	-	-	2,400	2,700
Subordinated Debt	25,000	25,000	25,000	-	-
Federal Home Loan Bank Borrowings	108,000	30,000	55,000	85,000	85,000
Accrued Interest Payable	1,924	2,039	1,374	1,336	1,197
Other Liabilities	22,217	19,764	7,301	7,255	5,722

Total Liabilities	1,876,139	1,832,256	1,834,838	1,465,234	1,438,578

Shareholders' Equity

Common Stock	13,361	13,361	13,213	11,534	11,533
Additional Paid-In Capital	213,823	213,537	212,332	171,345	171,193
Retained Earnings	48,087	42,576	37,982	35,460	32,483
Accumulated Other Comprehensive Loss	2,198	(330)	(3,469)	(5,378)	(4,580)

Total Shareholders' Equity	277,469	269,144	260,058	212,961	210,629

Total Liabilities and Shareholders' Equity	$2,153,608	$2,101,400	$2,094,896	$1,678,195	$1,649,207

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Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018	2019	2018

Interest Income:
Interest and Fees on Loans	$23,870	$22,423	$19,778	$17,777	$16,549	$46,293	$32,225
Interest and Dividends on Securities	1,829	1,874	1,611	1,386	1,414	3,703	2,837
Interest on Federal Funds Sold and Due From Banks	197	290	164	162	128	487	255
Total Interest Income	25,896	24,587	21,553	19,325	18,091	50,483	35,317

Interest Expense:
Interest on Deposits	5,038	4,757	3,853	3,127	2,555	9,795	4,853
Interest on Borrowings	665	710	583	562	560	1,375	988
Total Interest Expense	5,703	5,467	4,436	3,689	3,115	11,170	5,841

Net Interest Income	20,193	19,120	17,117	15,636	14,976	39,313	29,476

Provision for Loan Losses	1,302	633	939	503	474	1,935	948

Net Interest Income After Provision for Loan Losses	18,891	18,487	16,178	15,133	14,502	37,378	28,528

Other Income:
Service Charges on Deposit Accounts	1,034	938	869	695	636	1,972	1,246
Gain (Loss) on Sales of Securities	58	-	7	-	-	58	-
Other Income	3,127	1,373	1,615	852	1,370	4,500	2,495
Total Other Income	4,219	2,311	2,491	1,547	2,006	6,530	3,741

Other Expenses:
Salaries and Employee Benefits	8,756	8,552	7,444	7,190	6,524	17,308	13,228
Occupancy and Equipment Expense	1,884	1,894	1,523	1,522	1,402	3,778	2,820
Other Expenses	3,937	3,344	5,442	3,158	4,099	7,281	7,921
Total Other Expenses	14,577	13,790	14,409	11,870	12,025	28,367	23,969

Income Before Income Taxes	8,533	7,008	4,260	4,810	4,483	15,541	8,300

Provision for Income Taxes	1,690	1,349	815	910	845	3,039	1,554

Net Income	$6,843	$5,659	$3,445	$3,900	$3,638	$12,502	$6,746

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Quarter Ended
	June 30, 2019			December 31, 2018			June 30, 2018
	Average			Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,602,087	$23,870	5.96%	$1,383,526	$19,778	5.72%	$1,212,977	$16,549	5.46%
Securities Available for Sale	303,232	1,829	2.41%	270,511	1,611	2.38%	263,108	1,414	2.15%
Interest-Bearing Deposit in Other Banks	23,716	197	3.32%	27,203	164	2.41%	29,204	128	1.75%
Total Interest-Earning Assets	1,929,035	25,896	5.37%	1,681,240	21,553	5.13%	1,505,289	18,091	4.81%
Allowance for Loan Losses	(11,702)			(10,451)			(9,638)
Noninterest-Earning Assets	185,359			156,809			128,544
Total Assets	$2,102,692	$25,896		$1,827,598	$21,553		$1,624,195	$18,091

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,335,630	$5,038	1.51%	$1,138,786	$3,853	1.35%	$1,014,520	$2,555	1.01%
Subordinated Debt	25,000	429	6.86%	8,333	69	3.31%	-	-	0.00%
Advances from Federal Home Loan Bank ("FHLB")	36,856	224	2.43%	82,419	462	2.24%	94,222	507	2.15%
Other Borrowings	14,390	12	0.33%	11,466	52	1.81%	16,220	53	1.31%
Total Interest-Bearing Liabilities	1,411,876	5,703	1.62%	1,241,004	4,436	1.43%	1,124,962	3,115	1.11%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	396,793			349,915			306,042
Other Liabilities	23,761			8,183			5,427
Total Noninterest-Bearing Liabilities	420,554			358,098			311,469
Shareholders' Equity	270,262			228,496			187,764
Total Liabilities and Shareholders' Equity	$2,102,692			$1,827,598			$1,624,195

Net Interest Spread			3.75%			3.70%			3.70%
Net Interest Income		$20,193			$17,117			$14,976
Net Interest Margin			4.19%			4.07%			3.98%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

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Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	For the Six Months Ended June 30,
	2019			2018
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets
Total Loans	$1,575,988	$46,293	5.87%	$1,195,564	$32,225	5.39%
Securities Available for Sale	306,501	3,703	2.42%	254,104	2,837	2.23%
Interest-Bearing Deposit in Other Banks	31,897	487	3.05%	33,419	255	1.53%
Total Interest-Earning Assets	1,914,386	50,483	5.27%	1,483,087	35,317	4.76%
Allowance for Loan Losses	(11,546)			(9,301)
Noninterest-Earning Assets	186,348			145,688
Total Assets	$2,089,188	$50,483		$1,619,474	$35,317

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities
Interest-Bearing Deposits	$1,335,522	$9,795	1.47%	$1,020,266	$4,853	0.95%
Subordinated Debt	25,000	845	6.76%	-	-	0.00%
Advances from Federal Home Loan Bank ("FHLB")	37,191	505	2.72%	84,665	880	2.08%
Other Borrowings	13,436	25	0.37%	18,975	108	1.14%
Total Interest-Bearing Liabilities	1,411,149	11,170	1.58%	1,123,906	5,841	1.04%

Noninterest-Bearing Liabilities
Noninterest-Bearing Deposits	395,304			306,733
Other Liabilities	16,242			5,380
Total Noninterest-Bearing Liabilities	411,546			312,113
Shareholders' Equity	266,493			183,455
Total Liabilities and Shareholders' Equity	$2,089,188			$1,619,474

Net Interest Spread			3.69%			3.72%
Net Interest Income		$39,313			$29,476
Net Interest Margin			4.11%			3.97%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

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Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except per share data)	2019	2019	2018	2018	2018

Tangible Common Equity
Total Shareholders' Equity	$277,469	$269,144	$260,058	$212,961	$210,629
Adjustments:
Goodwill	(48,503)	(49,534)	(49,488)	(32,427)	(32,552)
Core Deposit and Other Intangibles	(7,139)	(7,655)	(7,885)	(4,103)	(4,234)
Total Tangible Common Equity	$221,827	$211,955	$202,685	$176,431	$173,843

Tangible Assets
Total Assets	$2,153,608	$2,101,400	$2,094,896	$1,678,195	$1,649,207
Adjustments:
Goodwill	(48,503)	(49,534)	(49,488)	(32,427)	(32,552)
Core Deposit and Other Intangibles	(7,139)	(7,655)	(7,885)	(4,103)	(4,234)
Total Tangible Assets	$2,097,966	$2,044,211	$2,037,523	$1,641,665	$1,612,421

Common Shares Outstanding	13,361,482	13,361,482	13,213,280	11,533,721	11,533,171
Book Value per Common Share	$20.77	$20.14	$19.68	$18.46	$18.26
Tangible Book Value per Common Share	$16.60	$15.86	$15.34	$15.30	$15.07
Common Equity to Total Assets	12.88%	12.81%	12.41%	12.69%	12.77%
Tangible Common Equity to Tangible Assets	10.57%	10.37%	9.95%	10.75%	10.78%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Quarter Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018

Core Net Income
Net Income	$6,843	$5,659	$3,445	$3,900	$3,638	$12,502	$6,746
Adjustments: (1)
Income
Sale of Impaired Credit	(91)	-	(87)	-	-	(91)	-
Tax Impact	19	-	18	-	-	19	-
(Gains) Losses on Former Bank Premises and Equipment	-	-	(494)	139	-	-	-
Tax Impact	-	-	104	(29)	-	-	-
(Gains) Losses on Sale of Securities	(58)	-	(7)	-	-	(58)	-
Tax Impact	12	-	1	-	-	12	-
(Gains) Losses on Sale of Banking Center	(593)	-	-	-	-	(593)	-
Tax Impact	125	-	-	-	-	125	-
Expense
Employee Share Awards – NASDAQ Listing	-	-	-	-	118	-	118
Tax Impact	-	-	-	-	(25)	-	(25)
Acquisition-Related Expenses	436	(50)	2,132	509	415	386	927
Tax Impact	(91)	16	(410)	(90)	(68)	(75)	(123)
Core Net Income	$6,602	$5,625	$4,702	$4,429	$4,078	$12,227	$7,643

Average Common Shares Outstanding	13,361,482	13,287,560	12,099,659	11,533,374	10,607,369	13,324,725	10,421,185
Average Diluted Shares Outstanding	13,740,937	13,653,125	12,521,017	11,993,734	11,064,638	13,704,180	10,878,454

Earnings per Share - Basic	$0.51	$0.43	$0.28	$0.34	$0.34	$0.94	$0.65
Earnings per Share - Diluted	$0.50	$0.41	$0.28	$0.33	$0.33	$0.91	$0.62
Core Earnings per Share – Basic	$0.49	$0.42	$0.39	$0.38	$0.38	$0.92	$0.73
Core Earnings per Share – Diluted	$0.48	$0.41	$0.38	$0.37	$0.37	$0.89	$0.70

Total Quarterly/Year-to-Date Average Assets	$2,102,692	$2,075,683	$1,827,598	$1,666,117	$1,624,195	$2,089,188	$1,619,474
Total Quarterly/Year-to-Date Average Equity	$270,262	$262,681	$228,496	$211,631	$187,764	$266,493	$183,455

Return on Average Assets	1.30%	1.09%	0.75%	0.94%	0.90%	1.20%	0.83%
Return on Average Equity	10.13%	8.62%	6.03%	7.37%	7.75%	9.38%	7.35%
Core Return on Average Assets	1.26%	1.08%	1.03%	1.06%	1.00%	1.17%	0.94%
Core Return on Average Equity	9.77%	8.57%	8.23%	8.37%	8.69%	9.18%	8.33%

Core Efficiency Ratio
Noninterest Expense	14,577	13,790	14,409	11,870	12,025	28,367	23,969
Core Adjustments	(436)	50	(2,132)	(509)	(533)	(386)	(1,045)
Net Interest and Noninterest Income (2)	24,354	21,431	19,601	17,183	16,982	45,785	33,217
Core Adjustments	(684)	-	(581)	139	-	(684)	-

Core Efficiency Ratio	59.74%	64.58%	64.55%	65.59%	67.67%	62.04%	69.01%

Net Interest Income
Net Interest Income	$20,193	$19,120	$17,117	$15,636	$14,976	$39,313	$29,476
Adjustments:
Discount Accretion	(826)	(432)	(283)	(268)	(342)	(1,258)	(727)
Net Interest Income Excluding Loan Discount Accretion	$19,367	$18,688	$16,834	$15,368	$14,634	$38,055	$28,749

Total Average Interest-Earnings Assets	$1,929,035	$1,904,870	$1,681,240	$1,543,820	$1,505,289	$1,914,386	$1,483,087

Net Interest Margin Excluding Loan Discount Accretion (3)	4.02%	3.92%	4.01%	3.98%	3.89%	3.98%	3.88%
Net Interest Spread Excluding Loan Discount Accretion	3.58%	3.52%	3.63%	3.63%	3.61%	3.56%	3.63%

(1) Tax rates, exclusive of certain nondeductible acquisition-related expenses, utilized were 21% for 2019 and 2018. These rates approximated the marginal tax rates.
(2) Excludes gains/losses on sales of securities.
(3) Calculated utilizing a 30/360 day count convention.

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